UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2007

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On February 26, 2007, the Compensation Committee of the Board of Directors of Southwestern Energy Company (the “Company”) approved cash bonuses for fiscal year 2006 for our Named Executive Officers based on (i) previously disclosed performance measures (inclusive of the Committee’s discretionary awards) under the Company’s Incentive Compensation Plan (the “ICP”) and (ii) the Compensation Committee’s recognition of the significant and successful efforts of management in building a solid foundation for the future growth and profitability of the Company and in achieving record levels of production, reserves and cashflow, in each case as set forth in the table below.  Except as noted, all of the awards under the ICP were made at the target award level for the Named Executive Officers.

	(i)		(ii)
	2006 Total		Supplemental
	ICP Award		Awards	Total

Harold Korell, President & Chief Executive Officer	$700,000		$280,000	$980,000

Greg Kerley, Executive Vice President & Chief Financial Officer	310,000		90,000	400,000

Richard Lane, Executive Vice President and President, SEECO, Inc. and Southwestern Energy Production Company (1)	310,000		90,000	400,000

Mark Boling, Executive Vice President & General Counsel	206,250		58,750	265,000

Gene Hammons, President, Southwestern Midstream Services Company (1)	182,784	(2)	7,216	190,000

Alan Stewart, President, Arkansas Western Gas Company (1)	100,000	(3)	-	100,000

(1) SEECO, Inc., Southwestern Energy Production Company, Southwestern Midstream Services Company and Arkansas Western Gas Company are wholly-owned subsidiaries of the Company.

(2) ICP award was above the target level but below the maximum level.

(3) ICP award was below the target award level.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: March 1, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer